SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005

Pharmaceutical Formulations, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

           As previously reported in a Form 8-K dated July 8, 2005, Pharmaceutical Formulations, Inc. entered into an asset purchase and sale agreement dated July 8, 2005 with Leiner Health Products, LLC pursuant to which Leiner agreed to buy substantially all of the assets of PFI related to PFI’s over-the-counter pharmaceutical business (the “PFI Business”), other than those related to the business conducted by PFI’s Konsyl Pharmaceuticals Inc. subsidiary and other scheduled assets, and to assume certain related liabilities, including trade payables related solely to the PFI Business.

           As a result of negotiations between the Company, Leiner, the Official Committee of Unsecured Creditors and other parties in interest, the Company and Leiner have agreed on an Amended and Restated Asset Purchase and Sale Agreement between Leiner and Pharmaceutical Formulations, Inc. which includes the following modifications: (i) identifying the equipment belonging to Novartis Consumer Health, Inc. as an Excluded Asset; (ii) providing that Leiner shall remain solely responsible, only to the extent of insurance proceeds, at Leiner’s cost, for any and all repairs and maintenance to the Edison Facility that may be required due to the removal of any Acquired Asset after the Closing Date; (iii) incorporating a Transition Services Agreement as Exhibit K pursuant to which the Company will provide certain services to Leiner following the closing; (iv) providing that all pre-Closing Date records shall be transferred to Leiner, but Leiner shall provide the Company with reasonable access to such records; (v) moving the payment date pursuant to the closing, which is scheduled to be held on September 23, 2005, to September 26, 2005; and (vi) reducing the Break-up Fee to $500,000.

           Notice of such amended agreement has been provided to all affected parties in the pending bankruptcy proceeding and objections are required to be filed by 4:00 p.m. on September 13, 2005. The deadline for the submission of competing bids is 4:00 p.m. on September 14, 2005; if any competing bids are submitted, an auction is currently scheduled for September 19, 2005. The hearing on the proposed sale is currently scheduled for September 20, 2005.

ITEM 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

10.1	Amended and Restated Asset Purchase and Sale Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated September 9, 2005, replacing a similar agreement dated July 8, 2005

10.2	Transition Services Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated September 9, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ James Ingram Name: James Ingram Title: Chairman of the Board and Chief Executive Officer

Dated: September 14, 2005

EXHIBIT INDEX

10.1	Amended and Restated Asset Purchase and Sale Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated September 9, 2005, replacing a similar agreement dated July 8, 2005

10.2	Transition Services Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated September 9, 2005